United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2009 (May 19, 2009)
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
 (Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2009, IsoRay, Inc. (the "Company") entered into an Executive Employment Agreement (the "Agreement") with Jonathan Hunt, the Company's existing Chief Financial Officer.  Pursuant to the Agreement, Mr. Hunt will continue to be employed by the Company as its Chief Financial Officer.  The term of the Agreement runs through May 19, 2010, and will extend automatically for additional one-year terms on each anniversary of the effective date of the Agreement unless terminated by either party with 90 days prior notice.  Mr. Hunt's salary under the Agreement is $144,200 annually, and he is also eligible to receive a performance bonus under a bonus plan to be established by the Company's Compensation Committee.  Upon termination of the Agreement, Mr. Hunt may be eligible to receive severance payments depending on the circumstances of the termination.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
10.52	Executive Employment Agreement between IsoRay, Inc. and Jonathan Hunt, dated May 19, 2009

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 26, 2009

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO